                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )


FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               HADCO CORPORATION
                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
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                                PRELIMINARY COPY
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                PRELIMINARY COPY

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                               HADCO CORPORATION
                               12A MANOR PARKWAY
                           SALEM, NEW HAMPSHIRE 03079

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

To The Stockholders:

     The Annual Meeting of Stockholders of Hadco Corporation (the
"Corporation"), a Massachusetts corporation, will be held on Wednesday, March 4, 1998 at 10:00 A.M. at 100 Federal Street, Boston, Massachusetts, for the following purposes:

     1. To fix the number of directors at eight (8) and to elect a Board of Directors for the ensuing year.

     2. To consider and act upon a proposal to approve the Hadco Corporation Employee Stock Purchase Plan of November 17, 1997.

     3. To consider and act upon a proposal to amend the Corporation's Restated Articles of Organization to increase the number of authorized shares of Common Stock, $.05 par value (the "Common Stock"), from 25,000,000 shares to 50,000,000 shares.

     4 To ratify the selection of the firm of Arthur Andersen LLP as auditors for the fiscal year ending October 31, 1998.

     5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Friday, January 9, 1998, the record date fixed by the Board of Directors for such purpose.

                                            By Order of the Board of Directors,
                                            JAMES C. HAMILTON,
                                            Clerk

January 15, 1998

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     STOCKHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL
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                                PRELIMINARY COPY

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                               HADCO CORPORATION
                               12A MANOR PARKWAY
                           SALEM, NEW HAMPSHIRE 03079
                            ------------------------

                                PROXY STATEMENT
                                JANUARY 15, 1998

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Hadco Corporation (the "Corporation") for use at the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, March 4, 1998, at 10:00 A.M., at 100 Federal Street, Boston, Massachusetts.

     Only stockholders of record as of the close of business on January 9, 1998 will be entitled to vote at the meeting and any adjournments thereof. As of that
date,      shares of Common Stock of the Corporation were issued and
outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it by written notice to the Clerk at any time before it is exercised.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended October 25, 1997, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about January 23, 1998.

     The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval, except that the proposal to amend the Restated Articles of Organization of the Corporation requires the affirmative vote of a majority of all outstanding shares of Common Stock of the Corporation. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated, except that broker "non-votes" have the practical effect of a vote "against" the proposal to amend the Restated Articles of the Organization of the Corporation.

     Each of the persons named as proxies in the proxy is a director and officer of the Corporation. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of a Board of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. The proxies will be voted as stated below and under "Election of Directors." In addition to the election of directors, the stockholders will consider and vote upon a proposal to approve the Corporation's Employee Stock Purchase Plan of November 17, 1997. The stockholders will also consider and vote upon a proposal to amend the Corporation's Restated Articles of Organization to increase the number of shares of authorized Common Stock from 25,000,000 shares to 50,000,000 shares. Finally, the stockholders will act upon a proposal to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxies.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of January 2, 1998, the name of each person who, to the knowledge of management, beneficially owned more than 5% of the 13,095,982 shares of Common Stock of the Corporation outstanding at such date, the number of shares owned by each of such persons, and the percentage of the outstanding shares represented thereby.

                                                                      AMOUNT AND
                                                                        NATURE
                                                                          OF
                        NAME AND ADDRESS OF                           BENEFICIAL      PERCENT OF
                         BENEFICIAL OWNER                            OWNERSHIP(1)       CLASS
-------------------------------------------------------------------  ------------     ----------
J. & W. Seligman & Co. Incorporated................................     1,179,900(2)       9.0%
  100 Park Avenue
  New York, NY 10017
Horace H. Irvine II................................................       762,422(3)       5.8
  c/o Hadco Corporation
  12A Manor Parkway
  Salem, NH 03079
FMR Corp...........................................................       675,800(4)       5.2
  82 Devonshire Street
  Boston, MA 02109

---------------

(1) Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares.

(2) According to information provided to the Corporation by J.&W. Seligman & Co. Incorporated, as of January 2, 1998, J.&W. Seligman & Co. Incorporated
     beneficially owned      shares of the Common Stock of the Corporation.

(3) Includes 79,355 shares held in a voting trust for the benefit of Andrea P. Irvine. Mr. Irvine, who is the sole trustee of such trust and retains sole voting power with respect to the shares held in such trust, disclaims beneficial ownership of such shares. Does not include 167,160 shares held in irrevocable trusts for the benefit of members of Horace H. Irvine II's family. Mr. Irvine, who is not a trustee of such trusts, disclaims beneficial ownership of such 167,160 shares. James C. Hamilton, Clerk and General Counsel to the Corporation, Lawrence Coolidge, a Director of the Corporation, and Gilbert M. Roddy, Jr. are co-trustees of these irrevocable trusts. Horace
     H. Irvine II retains no voting or dispositive power with respect to these shares. All voting rights under these trusts reside in Messrs. Hamilton, Coolidge and Roddy, who have the right to dispose of such shares. Messrs. Coolidge and Hamilton own 14,000 and 8,910 shares, respectively, as individuals, in addition to the shares they hold as co-trustees. Mr. Coolidge's 14,000 shares include 9,000 shares issuable upon the exercise of stock options that will become exercisable within 60 days of January 2, 1998.

(4) According to information provided to the Corporation by FMR Corp., as of
     January 2, 1998, FMR Corp. beneficially owned      shares of the Common
     Stock of the Corporation. Includes      shares beneficially owned by
     Fidelity Management & Research Company, as a result of its serving as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as an investment adviser to certain other funds which are generally offered to limited groups of
     investors. Also includes      shares beneficially owned by Fidelity
     Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and as an investment adviser to certain other funds which are generally offered to limited groups of investors. FMR Corp. has sole voting
     power with respect to      shares and sole dispositive power with respect
     to      shares.

                             ELECTION OF DIRECTORS

     The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) for fixing the number of directors for the ensuing year at eight and for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or, for good cause, unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

     The eight nominees are currently directors of the Corporation and were elected at the Annual Meeting of Stockholders held on February 26, 1997. The nominees for directors and further information with respect to each nominee are set forth below.

HORACE H. IRVINE II

     Mr. Horace H. Irvine II, age 60 and founder of the Corporation, has been its Chairman of the Board since the Corporation was organized in 1966, and its Chief Executive Officer from that date until 1986. He is Chairman of the Nominating Committee of the Board of Directors. He was President of the Corporation between 1966 and 1980 and Treasurer of the Corporation between 1966 and 1984.

ANDREW E. LIETZ

     Mr. Lietz, age 59, has been President and Chief Executive Officer of the Corporation since October 28, 1995, Chief Operating Officer and Vice President of the Corporation from July 1991 to October 28, 1995, and a director of the Corporation since 1993.

OLIVER O. WARD

     Mr. Ward, age 62, has been a director of the Corporation since 1987. He is Chairman of the Executive and Finance Committees of the Board of Directors. He was a founder and has served as chairman of the board, chief executive officer and president of Germanium Power Devices Corp., a manufacturer and marketer of germanium semiconductors, since 1973.

PATRICK SWEENEY

     Mr. Sweeney, age 62, has been a director of the Corporation since 1991, and was President and Chief Executive Officer of the Corporation from July 1991 until October 28, 1995. He was Chief Operating Officer of the Corporation from July 1990 to July 1991. He is currently a consultant to the Corporation.

LAWRENCE COOLIDGE

     Mr. Coolidge, age 61, has been a director of the Corporation since 1995. He has been the president and a private trustee of Loring, Wolcott & Coolidge Office, a fiduciary services provider, since 1962. On August 1, 1994, Mr. Coolidge became an associate of Loring, Wolcott & Coolidge Fiduciary Advisors, a registered investment advisor.

JOHN F. SMITH

     Mr. Smith, age 62, has been a director of the Corporation since 1995. He is Chairman of the Long-Term Planning and Strategy Committee of the Board of Directors. He has been the president of MYCOS International, Inc., a property development corporation, since April 1993 and president of PerSeptive Biosystems, Inc., a biotechnology company, since July 1996. In April 1993, Mr. Smith retired as Senior Vice President and Chief Operating Officer of Digital Equipment Corporation, a computer company, in which capacities he had served since 1991. He began his career at Digital Equipment Corporation in 1958 and served in various other senior management positions from 1976 to 1991. Mr. Smith is also a director of Ansys Corporation, Instron Corporation, PerSeptive Biosystems, Inc. and Sequoia Systems, Inc.

JOHN E. POMEROY

     Mr. Pomeroy, age 56, has been a director of the Corporation since September 6, 1996. He has been president and chief executive officer of Dover Technologies, a group of manufacturing companies and a subsidiary of Dover Corporation, since 1987. Mr. Pomeroy is also a director of Adept Technologies, Inc.

JAMES C. TAYLOR

     Mr. Taylor, age 59, has been a director of the Corporation since December 3, 1996. He is Chairman of the Joint Stock Option and Compensation Committee of the Board of Directors. He has been an advisory director at Downer and Company, an investment banking firm, since 1995. He was a managing director of Burns Fry Limited, an investment banking firm, from 1988 to 1994.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of January 2, 1998 with respect to beneficial ownership of shares of the Corporation's Common Stock by all directors and all executive officers named in the Summary Compensation Table set forth below under "Executive Compensation" individually, and by all directors and executive officers of the Corporation as a group.

                                                                  AMOUNT AND
                                                                  NATURE OF       PERCENT
                                                                  BENEFICIAL         OF
                          BENEFICIAL OWNER                       OWNERSHIP(1)      CLASS
     ----------------------------------------------------------  ------------     --------
     Horace H. Irvine II.......................................      763,422(2)      5.8%
     Andrew E. Lietz...........................................      149,946(3)      1.1
     Timothy P. Losik..........................................       36,100(4)     *
     Christopher T. Mastrogiacomo..............................       14,000(5)     *
     Michael K. Sheehy.........................................        5,250(6)
     Richard P. Saporito.......................................       28,900(7)     *
     J. Stanley Hill...........................................       26,250(8)     *
     Oliver O. Ward............................................        3,000(9)     *
     Patrick J. Sweeney........................................       27,000        *
     Lawrence Coolidge.........................................      181,160(2)      1.4
     John F. Smith.............................................       12,000(10)    *
     John E. Pomeroy...........................................        9,000(11)    **
     James C. Taylor...........................................       11,600(12)    *
     All directors and executive officers as a group (16
       persons)................................................    1,277,338(13)     9.9

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   * Less than one percent.

 (1) Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares.

 (2) See footnote (3) to the table under "Principal Holders of Voting
     Securities."

 (3) Includes 85,500 shares issuable upon the exercise of stock options granted to Mr. Lietz that are currently exercisable or will become exercisable within 60 days after January 2, 1998. Of the 149,946 shares listed in the table above, 64,746 shares are held by a trust of which Mr. Lietz is the sole trustee and sole beneficiary.

 (4) Includes 29,900 shares issuable upon the exercise of stock options granted to Mr. Losik that are currently exercisable or will become exercisable within 60 days after January 2, 1998. Of the 36,100 shares listed in the table above, 6,200 shares are held jointly with Mr. Losik's spouse.

 (5) Consists of 14,000 shares issuable upon the exercise of stock options granted to Mr. Mastrogiacomo that are currently exercisable or will become exercisable within 60 days after January 2, 1998.

 (6) Includes 3,750 shares issuable upon the exercise of stock options granted to Mr. Sheehy that are currently exercisable or will become exercisable within 60 days after January 2, 1998.

 (7) Includes 28,700 shares issuable upon the exercise of stock options granted to Mr. Saporito that are currently exercisable or will become exercisable within 60 day after January 2, 1998.

 (8) Includes 3,000 shares issuable upon the exercise of currently exercisable stock options granted to Mr. Hill. Does not include 20,000 shares owned by Mr. Hill's wife, Doris Hill, as to which Mr. Hill disclaims beneficial ownership.

 (9) Consists of 3,000 shares issuable upon the exercise of currently exercisable stock options granted to Mr. Ward that are currently exercisable or will become exercisable within 60 days after January 2, 1998.

(10) Consists of 12,000 shares issuable upon the exercise of stock options granted to Mr. Smith that are currently exercisable or will become exercisable within 60 days after January 2, 1998.

(11) Includes 6,000 shares issuable upon the exercise of stock options granted to Mr. Pomeroy that are currently exercisable or will become exercisable within 60 days after January 2, 1998.

(12) Includes 6,000 shares issuable upon the exercise of currently exercisable stock options granted to Mr. Taylor that are currently exercisable or will become exercisable within 60 days after January 2, 1998.

(13) Includes 167,160 shares held by Lawrence Coolidge, James C. Hamilton, and Gilbert M. Roddy, Jr., as co-trustees and 79,355 shares held by Horace H. Irvine II as trustee, 8,910 shares held by James C. Hamilton, individually, 5,000 shares held by Mr. Coolidge, individually, and 9,000 shares issuable upon the exercise of stock options granted to Mr. Coolidge that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (3) to the table under "Principal Holders of Voting Securities." Includes 85,500 shares issuable upon the exercise of stock options granted to Andrew E. Lietz, that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote
     (3) above. Includes 29,900 shares issuable upon the exercise of stock options granted to Mr. Losik that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (4) above. Includes 14,000 shares issuable upon the exercise of stock options granted to Mr. Mastrogiacomo that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (5) above. Includes 3,750 shares issuable upon the exercise of stock options granted to Mr. Sheehy that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (6) above. Includes 28,700 shares issuable upon the exercise of stock options granted to Mr. Saporito that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (7) above. Includes 3,000 shares issuable upon the exercise of stock options granted to Mr. Hill that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (8) above. Includes 3,000 shares issuable upon the exercise of stock options granted to Mr. Ward that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (9) above. Includes 12,000 shares issuable upon the exercise of stock options granted to Mr. Smith that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (10) above. Includes 6,000 shares issuable upon the exercise of stock options granted to Mr. Pomeroy that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote (11). Includes 6,000 shares issuable upon the exercise of stock options granted to Mr. Taylor that are currently exercisable or will become exercisable within 60 days after January 2, 1998. See footnote
     (12) above. Includes 1,100 shares owned by Mr. John T. Caruso, Jr., Senior Vice President of the Corporation.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Corporation held six meetings during the fiscal year ended October 25, 1997. At the meeting of the Board of Directors on February 26, 1997, the Compensation Committee and the Stock Option Committee were merged into one committee, the Joint Stock Option and Compensation Committee. Prior to that date, the Compensation Committee, of which Messrs. Ward (Chairman), Hill and Coolidge were members, determined the compensation of the Corporation's senior management and held one meeting during fiscal 1997. Prior to that date, the Stock Option Committee, of which Messrs. Hill (Chairman) and Smith were members, administered and made recommendations and awards concerning the Corporation's stock option plans. Prior to February 26, 1997, the Stock Option Committee held one meeting during fiscal 1997. The Joint Stock Option and Compensation Committee (the "Joint Committee") of which Messrs. Taylor (Chairman), Ward, Hill and Pomeroy are members, now determines the compensation of the Corporation's senior management, and administers and makes recommendations and awards concerning the Corporation's stock option plans. The Joint Committee held six meetings in fiscal 1997. The Audit Committee, of which Messrs. Hill (Chairman), Ward and Smith are members, oversees financial results and internal controls of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, and met three times during fiscal 1997. The Long-Term Planning and Strategy Committee, of which Messrs. Smith (Chairman), Coolidge, Lietz, Pomeroy, Irvine, Taylor and Sweeney are members, reviews and makes recommendations concerning long-term planning and strategy matters relating to the Corporation. The Long-Term Planning and Strategy Committee met four times during fiscal 1997. The Executive Committee, of which Messrs. Ward (Chairman), Irvine, Sweeney and Lietz are members, can act in place of the full Board of Directors to the extent permitted by law. The Executive Committee held one meeting during fiscal 1997. The Finance Committee, of which Messrs. Ward (Chairman), Irvine, Lietz, Coolidge and Taylor are members, makes recommendations concerning general financial policy and held eleven meetings during fiscal 1997. The Nominating Committee, of which Messrs. Irvine (Chairman), Coolidge and Smith are members, recommends to the Board nominations for the Board of Directors. The Nominating Committee will consider highly qualified candidates proposed in writing by stockholders. Stockholders who wish to propose a nomination should submit the person's name and background information to the Clerk of the Corporation. The Nominating Committee held two meetings during fiscal 1997. The current membership of the Committees was most recently determined by the Board of Directors on February 26, 1997. During fiscal 1997, no incumbent director attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all Committees of the Board on which he served (during the period that he served).

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

     The following table shows compensation information with respect to services rendered to the Corporation in all capacities during the fiscal years ended October 25, 1997, October 26, 1996 and October 28, 1995, for (i) the individual who served as the Chief Executive Officer for the fiscal year ended October 25, 1997, and (ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended October 25, 1997 (collectively with the Chief Executive Officer, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION(2)
                                                   ANNUAL             AWARDS
                                               COMPENSATION(1)      SECURITIES
                                             -------------------    UNDERLYING       ALL OTHER
             NAME AND                         SALARY     BONUS     OPTIONS/SARs    COMPENSATION
        PRINCIPAL POSITION           YEAR      ($)       ($)(3)         (#)           ($)(4)
        ------------------           -----   --------   --------   -------------   -------------
Andrew E. Lietz(5).................  1997    $301,647   $279,503       40,000        $   1,387
  Chief Executive Officer,           1996     200,000    220,674            0            7,394
  President and Director             1995     200,000    192,690            0            6,301

Timothy P. Losik...................  1997    $159,673   $158,008        4,000        $     939
  Chief Financial Officer,           1996     107,173    151,443       10,000            5,828
  Senior Vice President and
     Treasurer.....................  1995     101,000     95,000       30,000            4,500

Christopher T. Mastrogiacomo.......  1997    $170,775   $153,737        8,000        $ 149,444(6)
  Senior Vice President              1996     110,000    140,625            0            5,740
                                     1995     110,000    100,000            0            1,500

Michael K. Sheehy..................  1997    $141,032   $132,385       15,000        $   1,218
  Senior Vice President              1996     110,000    140,625            0            6,126
                                     1995      69,596     20,000            0                0

Richard P. Saporito................  1997    $131,387   $136,655            0            1,114
  Senior Vice President              1996      92,570    118,991            0            5,215
                                     1995      92,016     62,000            0            4,048

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(1) Excludes perquisites and other personal benefits for fiscal 1997, 1996 and 1995, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during fiscal 1997, 1996 and 1995.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year. Deferred portions are subject to forfeiture if a Named Officers' employment is terminated for any reason other than death, disability or retirement with the Corporation's consent.

(4) Includes the following matching 401(k) contributions to the Hadco Corporation Retirement Plan (the "Retirement Plan") in fiscal 1997, 1996 and 1995, respectively: Andrew E. Lietz, $1,387, $1,375 and $1,500; Timothy P. Losik, $939, $1,144 and $1,007; Christopher T. Mastrogiacomo, $1,052, $1,054, and $1,414; Michael K. Sheehy, $1,218, $1,489 and $0; and Richard P.
    Saporito, $1,115, $1,004 and $835. For fiscal 1997, the Corporation accrued, and in December 1997 made, a contribution of $4,016,000 to the Retirement Plan, which has not yet been allocated among the participants in the Retirement Plan. Consequently, the total amount of contributions by the Corporation in fiscal 1997 to the Retirement Plan for the Named Officers cannot be set forth. Also reflects the following contributions to the Retirement Plan for fiscal 1996 and 1995, respectively (with the 1996 contributions not having been previously allocated in time to be included in the fiscal 1996 proxy statement): Andrew E. Leitz, $6,018 and $4,801; Timothy P. Losik, $4,888 and $3,494; Christopher T. Mastrogiacomo $4,685 and $3,520; Michael K. Sheehy, $4,636 and $2,814; and Richard P. Saporito, $4,210 and $3,213.

(5) Mr. Lietz has an Employment Agreement with the Corporation containing a one year non-competition agreement following termination of employment and providing for a salary of $240,000 per year (adjusted by the Compensation Committee in December 1996 and by the Joint Stock Option and Compensation Committee in June 1997, to reflect a current rate of compensation of $385,000 per year) and for the payment of one year's annual base salary if his employment is terminated without cause; if such termination without cause occurs after the first anniversary of the Employment Agreement, Mr. Lietz will also be paid any bonus which such Joint Committee determines would have been paid to him if his employment had continued through the end of the fiscal year in which the termination occurs.

(6) Includes a one-time payment to Mr. Mastrogiacomo in fiscal 1997 of $148,392 in tax adjusted relocation expenses, of which $126,611 represents payment of expenses accrued and $21,781 represents payment of taxes.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows information regarding grants of stock options to the Named Officers during the fiscal year ended October 25, 1997. The Corporation did not grant any stock appreciation rights in fiscal 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                        VALUE AT ASSUMED ANNUAL
                         -----------------------------------------------------------            RATES
                           NUMBER OF     PERCENT OF TOTAL                                   OF STOCK PRICE
                          SECURITIES       OPTIONS/SARS                                    APPRECIATION FOR
                          UNDERLYING        GRANTED TO      EXERCISE OR                     OPTION TERM(2)
                         OPTIONS/SARS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ------------------------
          NAME           GRANTED(#)(1)    FISCAL YEAR(%)     ($/SH)(1)       DATE        5%($)         10%($)
------------------------ -------------   ----------------   -----------   ----------   ----------    ----------
Andrew E. Lietz.........     40,000            15.1%          $ 45.31        2/26/07   $1,139,809    $2,888,499
Timothy P. Losik........      4,000             1.5%          $ 47.44        12/2/06   $  119,339    $  302,429
Christopher T.
  Mastrogiacomo.........      8,000             3.0%          $ 47.44        12/2/06   $  238,678    $  640,857
Michael K. Sheehy.......     15,000             5.7%          $ 47.44        12/2/06   $  447,521    $1,134,107
Richard P. Saporito.....      8,000             3.0%          $ 47.44        12/2/06   $  238,678    $  604,857

---------------

(1) These options were granted at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. These options have a term of ten years from date of grant and become exercisable as to 15% of the shares on each of the first six anniversaries of the date of grant and as to 10% of the shares on the seventh anniversary of the date of grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Corporation's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to options to purchase the Corporation's Common Stock granted to the Named Officers under the Corporation's stock option plans, including: (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended October 25, 1997;
(ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at October 25, 1997; and (iv) the value of such unexercised in-the-money options at October 25, 1997:

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY
                                 SHARES                    OPTIONS/SARs AT FY-END           OPTIONS/SARs
                                ACQUIRED                    OCTOBER 25, 1997(#)            AT FY-END($)(1)
                                   ON           VALUE     -------------------------   -------------------------
             NAME              EXERCISE(#)   REALIZED($)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------------------ -----------   -----------  -------------------------   -------------------------
Andrew E. Lietz...............    74,746     $ 4,113,079       61,500/108,500            $2,825,438/$3,498,013
Timothy P. Losik..............     2,200     $    69,880       20,575/ 39,075            $  924,360/$1,445,571
Christopher T.
  Mastrogiacomo...............       450     $    27,270        6,900/ 34,600            $  277,628/$  984,980
Michael K. Sheehy.............     3,000     $   118,242            0/ 27,000            $        0/$  446,775
Richard P. Saporito...........         0               0       32,650/ 17,050            $1,111,789/$  487,379

---------------

(1) Value is based on the difference between the option exercise price and the fair market value of the Corporation's Common Stock on October 25, 1997 ($54.27 per share, the last reported sale price of the Corporation's Common Stock on the NASDAQ National Market on October 24, 1997), multiplied by the number of shares underlying the option.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock for the five fiscal years ended October 25, 1997, with the cumulative total return for the NASDAQ Market Index and an SIC Index that includes organizations in the Corporation's Standard Industrial Classification (SIC) Code 3672 - Printed Circuit Design (the "Peer Group"), currently consisting of 37 organizations. The comparison assumes $100 was invested on October 31, 1992 in the Corporation's Common Stock and in the foregoing NASDAQ Market Index and Peer Group and assumes reinvestment of dividends, if any.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                     HADCO CORPORATION, NASDAQ MARKET INDEX
                                 AND PEER GROUP

                               [CHART GRAPHIC]

        MEASUREMENT PERIOD                                 NASDAQ MARKET
      (FISCAL YEAR COVERED)             CORPORATION            INDEX         PEER GROUP INDEX
          OCT. 1992                       100                 100                 100
          OCT. 1993                       105.17              131.23              136.74
          OCT. 1994                       113.79              139.52              111.22
          OCT. 1995                       362.07              165.50              182.94
          OCT. 1996                       418.97              194.35              216.49
          OCT. 1997                       750.00              254.71              358.00

JOINT STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     At a Board of Directors meeting on February 26, 1997, the Board of Directors combined the functions of the former Compensation Committee (which had been comprised of four outside directors and had determined salary and bonuses of the Corporation's executive officers) and the former Stock Option Committee (which had been comprised of three outside directors and had administered and made recommendations and awards under the Corporation's stock option plans) into one Committee, the Joint Stock Option and Compensation Committee (the "Joint Committee"). Actions taken by either former Committee prior to February 26, 1997 are herein referenced separately. The Joint Committee is comprised of four outside directors and determines salary and bonuses of the Corporation's executive officers and administers and makes recommendations and awards under the Corporation's stock option plans.

     The Corporation's executive compensation policies are designed to provide levels of compensation that assist the Corporation in attracting, motivating and retaining qualified executives by providing a competitive compensation package based on corporate and individual performance. The Corporation's executive compensation program for fiscal year 1997 consisted of the following elements: (1) base salary; (2) incentive compensation in the form of annual cash bonuses, and (3) long-term incentive compensation in the form of non-qualified stock options. Elements (1), (2) and (3) are administered by the Joint Committee.

     The base salaries of the Corporation's executive officers, including the Chief Executive Officer, are periodically compared by the Joint Committee with survey data of the base salaries of executives in comparable industries. The Joint Committee reviewed the base salaries of the Corporation's executive officers with respect to such survey data. The companies used for this comparison of base salaries were a different and much broader group than the companies in the peer group used for comparison in the Corporation's Stock Performance Graph. The Joint Committee felt that using this broader group of companies, consisting of electronics and technology companies, for this comparison was appropriate because it believed the responsibilities of the Corporation's executive officers to be more comparable to those of this broader group of companies in the electronics industry than just to those of printed circuit companies.

     In December 1996, the Compensation Committee increased the Chief Executive Officer's base cash salary, effective October 22, 1996. In June 1997, the Joint Committee determined that base cash salaries for the remainder of fiscal 1997 should also be increased for certain executive officers, including the Chief Executive Officer's base cash salary, and increased his base cash salary authorized the Chief Executive Officer to then determine increases in the base cash salaries of the other executive officers. All these increases were deemed necessary and appropriate for the Corporation to maintain competitiveness with a broader group of companies as described in the last sentence of the preceding paragraph. The Joint Committee used these increased salaries in determining the bonuses to be paid for fiscal 1997 as provided below. In determining final overall compensation levels for the Corporation's executive officers for fiscal 1997, the Joint Committee felt that any additional increases in compensation (beyond those described above) should be tied to incentive considerations, with the size of any bonus pool being dependent upon earnings per share and the amount of the stock options to be granted being dependent on stock value.

     In February 1996, the Compensation Committee had established a bonus plan covering the executive officers entitled the Officer and Business Unit Manager Bonus Plan (the "Bonus Plan") that called for bonuses to be made each year under the Bonus Plan. Bonuses under the Bonus Plan for executives, except the Chief Executive Officer, are based on a percentage of the executive's base cash salary determined by reference to the following factors, which are intended to be roughly weighted in the following indicated percentages: (1) annual earnings per share of the Corporation (25%) and (2) the Corporation's financial results in comparison to an industry peer group (25%); these amounts are then multiplied by a percentage factor determined by the Joint Committee and based on the Chief Executive Officer's evaluation of the participant's individual performance (50%). Bonuses under the Bonus Plan for the Chief Executive Officer are also based on a percentage of his base salary with reference to, and in the same roughly weighted percentages, as indicated in clauses (1) and (2) above, with the remaining 50% of his bonus determined based on the following factors: overall company management (including integrating Zycon Corporation with the Corporation), senior management team building, and strategic analysis and planning. In May 1997, the Joint Committee changed the companies used for the industry peer group comparison referenced in clause (2) above to a larger group of companies intended to more closely match the Corporation's size and to reflect a broader subset of the electronics industry. This comparison group is different from and smaller than the companies in the peer group used for comparison in the Corporation's Stock Performance Graph and from the group for comparison of base cash salaries described above. The Joint Committee felt that using this different group of companies, consisting of 15 organizations, was appropriate because it believed that the performance of these companies is more directly comparable to that of the Corporation for purposes of performance based compensation.

     Under the Bonus Plan, individuals receive sixty percent (60%) of the bonus when it is declared and the remaining forty percent (40%) in three equal installments over a three-year period. Any deferred amounts are forfeited if an individual's employment is terminated for any reason other than death, disability or retirement with the Corporation's consent. These deferrals were implemented with bonuses determined during December 1997 for the fiscal year ended October 25, 1997.

     The Joint Committee determined that the Corporation was to utilize stock options as both a reward and incentive for executive performance and to align management interests with shareholder interests. In determining the stock option portion of the executive officers' (except the Chief Executive Officer's) compensation (i.e., number of stock options granted to each individual executive officer), the Joint Committee based its determination upon (1) general corporate performance; (2) Chief Executive Officer's recommendations; (3) relevant business unit performance; and (4) personal performance of the particular executive officers. The Joint Committee assigned roughly equal weight to each of the various criteria listed above. Each of these criteria was considered in the context of the cyclical nature of the earnings of the Corporation, and the particular challenges and difficulties faced by the printed circuit industry in general during the time period in question. In addition, in determining levels of awards of stock options to executive officers, the Joint Committee also took into account the number of options already outstanding or previously granted to each executive officer, the exercise price of the options in light of current market value per share as a reflection of current value, and the time outstanding before expiration of the respective options.

     In determining the stock option portion of the Chief Executive Officer's compensation for fiscal 1997, the Joint Committee took into account general corporate performance and the personal performance of the Chief Executive Officer, together with the ability of the Chief Executive Officer to enhance shareholder value, provide overall leadership to the Corporation, including the development and implementation of strategic plans for the Corporation, and demonstrate organizational and management skill. The Joint Committee assigned essentially equal weight to each of these criteria. In making its determination as to stock option grant levels for the Chief Executive Officer, the Joint Committee also took into consideration the following factors which are considered in establishing such levels for the other executive officers: the number of options already outstanding or previously granted to the Chief Executive Officer, the exercise price of the options in light of current market value per share as a reflection of current value, and the time outstanding before expiration of the options.

     Pursuant to ss.162(m) of the Internal Revenue Code of 1986, as amended
(the "Code"), the Corporation may deduct no more than $1,000,000 of compensation for covered executive officers other than compensation that is "performance based" within the meaning of ss.162(m) of the Code. The Joint Committee does not currently anticipate the need to address this issue for cash compensation because the current cash compensation of the Corporation's executive officers subject to the deduction limitation rules of ss.162(m) of the Code does not currently approach and is not expected to approach $1,000,000 soon. Option grants pursuant to the Non-Qualified Stock Option Plan of November 29, 1995 are intended to qualify as "performance-based" compensation, and such Plan is the only equity-related plan of the Corporation that the Board of Directors currently believes appropriate to bring into compliance with ss.162(m) of the Code.

Respectfully submitted           Respectively submitted by            Respectively submitted
by the Joint Stock Option and    the former Compensation Committee:   by the former Stock Option Committee:
Compensation Committee:
                                 Oliver O. Ward, Chairman             J. Stanley Hill, Chairman
James C. Taylor, Chairman        Lawrence Coolidge                    John O. Irvine
J. Stanley Hill                  J. Stanley Hill                      John F. Smith
Oliver O. Ward                   John O. Irvine
John E. Pomeroy

COMPENSATION OF DIRECTORS

     During fiscal 1997, the Corporation paid each Non-Employee Director an annual fee of $15,000. During fiscal 1997, the Corporation also paid each Non-Employee Director the additional fees of $750 for each meeting attended, plus $500 for each additional Committee meeting held on the same day, and each Chairman of a Committee of the Board of Directors received an additional annual fee of $2,000 (collectively, the "Additional Fees"). In November 1997, the Board of Directors voted to provide that a Committee meeting exceeding five hours would be deemed to be an additional Committee meeting for purposes of payment of the above additional $500 fee. It is expected that at the Board of Directors Meeting on March 4, 1998, the Board of Directors will increase the above $15,000 annual fee for each Non-Employee Director to $20,000 (the "Annual Fee") and provide that such Annual Fee will be paid entirely in shares of Common Stock of the Corporation, such increase to be effective March 4, 1998. In December 1997, the Board of Directors also adopted the Outside Directors' Compensation Plan (the "Outside Directors' Plan") whereby a director can (i) elect to receive all or a portion of the Additional Fees in shares of Common Stock of the Corporation, and (ii) elect to defer all or part of payment of the Annual Fee and the Additional Fees. The Outside Directors' Plan will be effective upon the election of directors at the Annual Meeting of Stockholders on March 4, 1998, and the number of authorized shares of Common Stock subject to the Outside Directors' Plan will be 24,000 shares. Pursuant to the Outside Directors' Plan, on or before the last day of the month preceding each annual meeting of stockholders, each eligible Non-Employee Director may elect to have a percentage of the Additional Fees specified by him, paid in Common Stock instead of in cash, and may then elect deferral of payment of a specified percentage of the Annual Fee and Additional Fees. Once made, the deferral remains in effect until otherwise revoked in accordance with the terms of the Outside Directors' Plan, and shall defer payment until such director no longer serves on the Board of Directors. A deferral account shall be set up for each participating director and such account shall be credited with a Common Stock equivalent for each share of Common Stock such director would have received had no deferral been elected. Except in the case of emergencies, distribution shall occur from this account when the director no longer serves on the Board of Directors, and such director shall then receive one share of Common Stock for each Common Stock Equivalent in his or her deferral account and cash, including interest or dividends accrued or earned as appropriate.

     In addition, under the Corporation's 1991 Non-Employee Director Stock Option Plan (the "Director Option Plan"), which was amended with approval of the stockholders at the Annual Meeting of Stockholders on February 26, 1997, each person who becomes a director for the first time and is not an employee of the Corporation is automatically granted an option to purchase 15,000 shares of Common Stock at the then current fair market value, with provision in such Director Option Plan for acceleration of vesting upon a change of control as defined therein. Each Non-Employee Director who was a member of the Board of Directors on February 26, 1997 and who then had five years of service in such capacity was automatically granted on February 26, 1997, and will be granted on each anniversary of service in such capacity thereafter, without further action by the Board of Directors, an option to purchase three thousand (3,000) shares of the Corporation's Common Stock. Each Non-Employee Director who was a member of the Corporation's Board of Directors on February 26, 1997 and who did not then have at least five years of service in such capacity but who subsequently achieves five years of service in such capacity, and each person who in the future is elected for the first time as a Non-Employee Director and subsequently achieves five years of service in such capacity, would each be automatically granted, on the date of his or her fifth anniversary of service in such capacity and on each anniversary of service in such capacity thereafter, without further action by the Board of Directors, an option to purchase three thousand (3,000) shares of the Corporation's Common Stock. The Director Option Plan requires that options granted thereunder shall expire on a date which is seven (7) years from the date of option grant. The above option to purchase 15,000 shares first becomes exercisable to the extent of one-fifth of the shares covered by the option; thereafter, one-fifth of the shares covered by such option will become exercisable on each anniversary of the option grant commencing with the first anniversary of the option grant. The above options to purchase three thousand (3,000) shares granted or to be granted in the future, vest in the optionee immediately upon grant.

     In August 1995, Mr. Patrick Sweeney resigned as President and Chief Executive Officer of the Corporation, effective October 28, 1995. In connection with his resignation, he entered into an agreement with the Corporation providing that he would continue to remain an employee through January 31, 1996, at his current annual salary of $200,000 per year, plus other standard fringe benefits, and would serve as a consultant to the Corporation from February 1, 1996 through January 31, 1998 at compensation of $208,160 per year. Under the agreement, from October 28, 1995 through January 31, 1998, his duties and responsibilities shall be those reasonably requested of him by the President, with it being anticipated that such duties may include marketing and public relations services for the Corporation, both domestically and internationally. Under the agreement, unvested stock options of Mr. Sweeney for 109,000 shares of Common Stock were canceled. In the agreement, the Corporation agreed to pay Mr. Sweeney a bonus on February 1, 1997, for services rendered to the Corporation during fiscal 1995, of the same percentage of the bonus pools that would become available for senior executives of the Corporation in respect of fiscal year 1995 that Mr. Sweeney received of senior executive bonus pools for fiscal year 1994. Although recorded in the agreement, this bonus was awarded based on performance criteria independent of the arrangements in connection with Mr. Sweeney's resignation; the agreement also provides that from February 1, 1996 through January 31, 1998, Mr. Sweeney, so long as he is not employed by another employer, would receive reasonable and necessary out-of-pocket uninsured medical (including dental and vision care) expenses incurred for treatment of himself and his spouse up to and including a maximum cumulative aggregate amount of $200,000. Should Mr. Sweeney die before January 31, 1998, all salary and subsequent consulting fees would be due to his estate to the same extent as they would have been due to him had he continued living. The agreement also contains a non-competition covenant of Mr. Sweeney running through January 31, 1998 and terminates his prior employment agreement with the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Horace H. Irvine II has a limited partnership interest of 17% in a New Hampshire limited partnership (the "Partnership"). Most of the Corporation's space in Salem, New Hampshire is leased from the Partnership pursuant to three lease agreements, with terms ranging from one to five years. The three leases, which together account for approximately 62% of the space leased from the Partnership, contain extension options of the Corporation, which, if exercised, would result in an escalation of annual fixed rent in accordance with a formula based on the Consumer Price Index. Two of the leases expire in October 2000 with options available through October 2006, and one of the leases expires in March 2000 with an option available through March 2006. As a result of checking by management of other relevant real estate transactions, the Corporation believes that these leases are on terms no less favorable to the Corporation than could be obtained from unaffiliated parties. For the Corporation's 1997 fiscal year, the Corporation had aggregate rental expense under these leases of approximately $533,000. At the time of entry into the leases, Mr. Irvine was an executive officer and director of the Corporation.

     Mr. Hamilton, Clerk of the Corporation, is a partner in the law firm of Berlin, Hamilton & Dahmen LLP, which serves as general counsel to the Corporation. The Corporation paid Berlin, Hamilton & Dahmen LLP fees of $509,430 for professional services rendered in fiscal 1997.

                              PROPOSAL TO APPROVE
                 HADCO CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                              OF NOVEMBER 17, 1997

     Shareholders are being asked to approve the adoption of the Corporation's Employee Stock Purchase Plan of November 17, 1997 (the "1997 Plan"). The Board of Directors believes that the approval of the 1997 Plan is in the best interests of the Corporation because of the need to provide equity participation to attract and retain quality employees and remain competitive in the industry. The 1997 Plan plays an important role in the Corporation's efforts to attract and retain employees of outstanding ability.

     The Board of Directors adopted the 1997 Plan in November 1997 subject to shareholder approval. Below is a summary of the principal provisions of the 1997 Plan, assuming shareholder approval. The summary is not necessarily complete, and reference should be made to the full text of the 1997 Plan, which is attached to this Proxy Statement as Appendix A.

PURPOSE

     The purpose of the 1997 Plan is to provide eligible employees of the Corporation, and its subsidiaries designated by the Board of Directors ("Affiliates"), with a convenient means to acquire an equity interest in the Corporation through payroll deductions, to provide an incentive for continued employment and to secure and retain the services of new employees and provide incentives for such persons to exert maximum efforts for the success of the Corporation. The Corporation intends that the 1997 Plan will qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

SHARES SUBJECT TO THE 1997 PLAN

     The shares subject to issuance under the 1997 Plan consist of the Corporation's authorized but unissued Common Stock, but may also be treasury shares. An aggregate of 500,000 shares of Common Stock have been reserved by the Board of Directors for issuance under the 1997 Plan. This number of shares, and any other number of shares specified in the 1997 Plan, are subject to appropriate adjustment to reflect stock splits, stock dividends, recapitalizations, reorganizations and other similar events. If any right granted under the 1997 Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available under the 1997 Plan.

ADMINISTRATION

     The 1997 Plan will be administered by the Board of Directors unless and until the Board of Directors designates an Administrator and delegates administration to it. Whether or not the Board of Directors has so delegated administration, the Board of Directors shall have the power to construe and interpret the 1997 Plan and the final power to determine all questions of policy and expediency that may arise in the administration of the 1997 Plan.

ELIGIBILITY

     Employees of the Corporation and any Affiliates are eligible to participate in an Offering Period (as defined below) under the 1997 Plan, except the following:

          (a) employees who have not delivered a participation agreement no later than two (2) weeks prior to the commencement of an Offering Period (as defined below), unless otherwise determined by the Board of Directors;

          (b) employees who are customarily employed for less than 20 hours per week; and

          (c) employees who own shares or hold options to purchase shares (or who, as a result of participation in the 1997 Plan, would own shares or hold options to purchase shares), collectively possessing 5% or more of the total combined voting power or value of all classes of shares of the Corporation or any Affiliate.

     As of December 31, 1997, approximately 5,550 persons were eligible to participate in the 1997 Plan, and no shares had been issued pursuant to the 1997 Plan. The Board of Directors has designated Hadco Santa Clara, Inc. as an Affiliate. As of December 31, 1997, the closing price of the Corporation's Common Stock on the Nasdaq National Market was $45.50 per share. Officers of the Corporation or any Affiliates shall be eligible to participate in Offerings (as defined below).

     Employees participate in the 1997 Plan through payroll deductions that will be applied to purchase shares as described below. An employee sets the rate of such payroll deductions, which may not be less than 1% nor more than 10% of the employee's compensation during a calendar year, including regular salary or wages (including certain amounts elected to be deferred by the employee), commissions, bonuses, overtime pay, incentive pay and profit sharing, but excluding the cost of employee benefits paid by the Corporation or its Affiliates, income received in connection with stock options, contributions made by the Corporation or an Affiliate under any employee benefit plan, and similar items as determined by the Board of Directors. The Board of Directors has the power to amend the 1997 Plan to provide maximum benefits to participants and to bring the 1997 Plan into compliance with the Code. The Board of Directors may provide that certain officers of the Corporation or any designated Affiliates who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate. No employee is permitted to purchase shares under the 1997 Plan at a rate which, when aggregated with such employee's rights to purchase shares under all similar purchase plans of the Corporation and any Affiliates, exceed $25,000 in fair market value determined as of the Offering Date (as defined below) for each calendar year in which such rights are outstanding at any time.

OFFERING PERIODS

     The Board of Directors shall have the authority to determine when and how rights to purchase shares (an "Offering") shall be granted, and such rights need not be identical. The Board of Directors shall establish a date during the Offering on which rights granted under the 1997 Plan shall be exercised. Unless otherwise specified, there shall be two Offerings during each year, each Offering of Common Stock under the 1997 Plan will be for a period of six months (the "Offering Period") and the Offering Periods are planned to commence on January 1 and July 1 of each year ("Offering Dates") and end on June 30 and December 31 of each year ("Purchase Dates"), respectively. The initial Offering Period shall begin on January 1, 1998, but no rights granted under the 1997 Plan shall be exercised unless and until the 1997 Plan has been approved by the stockholders of the Corporation which approval must occur within twelve (12) months after the date the Board of Directors adopted the 1997 Plan (November 17, 1997).

     Employees will participate in the 1997 Plan during each Offering Period through regular payroll deductions as described above. Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the 1997 Plan. Once enrolled, an employee will automatically participate in each succeeding Offering Period unless the employee withdraws from the Offering Period or the 1997 Plan is terminated. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only terminate or reduce to zero the rate of payroll deductions for an ongoing Offering Period. A participant's withdrawal will have no effect on the right to participate in future Offering Periods.

PURCHASE PRICE

     The purchase price of shares that may be acquired in any Offering Period under the 1997 Plan shall not be less than the lesser of: (i) 85% of the fair market value of the shares on the Offering Date; or (ii) 85% of the fair market value of the shares on the Purchase Date.

PURCHASE OF SHARES UNDER THE 1997 PLAN

     The number of whole shares an employee will be able to purchase in any Offering Period will be determined by dividing the total payroll amount withheld from the employee during the Offering Period pursuant to the 1997 Plan by the purchase price for each share determined as described above, rounded down to the nearest whole number. No fractional shares shall be issued and any remainder in the participant's account will be held until the next Offering Period. The purchase will take place automatically on the Purchase Date of such Offering. The maximum aggregate number of shares which may be purchased in an Offering is 500 shares of Common Stock.

WITHDRAWAL

     An employee may withdraw upon written notice on the form provided by the Corporation, from any Offering Period. Upon withdrawal, the accumulated payroll deductions will be returned to the withdrawn employee, without interest, and such participant's interest shall automatically terminate. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period at least two (2) weeks before the Offering Date. Rights granted pursuant to an Offering shall terminate immediately upon cessation of employment with the Corporation or any designated Affiliate.

TRANSFERABILITY

     Rights granted under the 1997 Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by beneficiary designations, and during his or her lifetime shall be exercisable only by the person to whom such rights are granted.

AMENDMENT OF THE 1997 PLAN

     The Board of Directors may at any time, and from time to time, suspend or amend the 1997 Plan but rights and obligations under any rights granted before amendment of the 1997 Plan shall not be impaired by any amendment of the 1997 Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the 1997 Plan and/or rights granted under the 1997 Plan comply with the requirements of Section 423 of the Code. No amendment shall be effective without shareholder approval within twelve (12) months before or after the adoption of such amendment, where the amendment would: (a) increase the number of shares reserved under the 1997 Plan, (b) modify the eligibility for participation in the 1997 Plan (to the extent such modification requires stockholder approval in order for the 1997 Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")), or (c) modify the 1997 Plan in any other way, if such modification requires stockholder approval under the Code or the requirements of Rule 16b-3.

TERM OF THE 1997 PLAN

     The 1997 Plan will continue until the earlier to occur of: (i) termination of the 1997 Plan by the Board of Directors; or (ii) the issuance of all the Common Stock reserved for issuance under the 1997 Plan, as increased and/or adjusted from time to time.

FEDERAL INCOME TAX INFORMATION

     THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND EMPLOYEES PARTICIPATING IN THE 1997 PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1997 PLAN.

     The 1997 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     Federal Income Tax Consequences. The following discussion summarizes certain U.S. federal income tax considerations for participants under the 1997 Plan and certain tax effects on the Corporation, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of this plan:

     1. The amounts deducted from an employee's pay under the 1997 Plan will be included in the employee's compensation subject to Federal income tax. Subject to certain requirements, generally no additional income will be recognized by the employee either at the time rights are granted under the 1997 Plan or at the time the employee purchases shares under the 1997 Plan.

     2. If the employee disposes of Common Stock purchased pursuant to the 1997 Plan more than two years after the first business day of the Offering Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

        (a) the excess, if any, of the fair market value of the shares at the time of disposition over the amount the employee paid for the shares, or

        (b) the excess of the fair market value of the shares on the first business day of the Offering Period over the option price.

     3. If the employee disposes of shares purchased pursuant to the 1997 Plan within two years after the first business day of the Offering Period in which the employee acquired the shares, then upon disposition the employee will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the last business day of the applicable Offering Period over the amount the employee paid for the shares.

     In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's tax basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary income). If the employee's holding period for the shares is more than one year, such gain or loss will generally be long-term capital gain or loss.

     4. If the employee disposes of shares purchased pursuant to the 1997 Plan more than two years after the first business day of the Offering Period, the Corporation will not be entitled to a corresponding Federal income tax deduction with respect to such shares. If this two-year holding period is not satisfied, the Corporation generally will be entitled to a federal income tax deduction in an amount equal to the amount which is treated as ordinary income.

     ERISA. The 1997 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it qualified under Section 401(a) of the Code.

     The affirmative vote of a majority of all shares of the Corporation present in person or by proxy at the Annual Meeting of Stockholders is required for the approval of the 1997 Plan.

     The Board recommends a vote FOR the approval of the 1997 Plan.

                      PROPOSAL TO AMEND THE CORPORATION'S
                       RESTATED ARTICLES OF ORGANIZATION

     On December 15, 1997, the Board of Directors voted in favor of adopting, and directed that there be submitted to the stockholders for their approval, an amendment to the Corporation's Restated Articles of Organization (the "Charter"), to increase the number of authorized shares of Common Stock, par value $.05 per share, from 25,000,000 to 50,000,000 shares. Shares of the Corporation's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

     As of January 2, 1998, there were approximately 13,095,982 shares of Common Stock issued and outstanding, and assuming the proposal to approve the Employee Stock Purchase Plan of November 17, 1997 (the "1997 Plan") is approved, there will be approximately 500,000 shares reserved for future issuance pursuant to the 1997 Plan and 2,792,610 shares reserved for future issuance or subject to currently outstanding options under the Corporation's various stock option and compensation plans for employees and directors and under the 1997 Plan. If the proposed amendment to the Charter is approved, the Board of Directors will have the authority to issue approximately 34,111,408 additional shares of Common Stock without further stockholder approval. The additional shares could be used for issuance for the potential purposes described below and for issuance under the Corporation's Stockholder Stock Rights Plan of August 22, 1995 (the "Rights Plan").

REASONS FOR INCREASE IN AUTHORIZED COMMON STOCK

     The Board of Directors believes the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: facilitating broader ownership of the Corporation's Common Stock by effecting a stock split or issuing a stock dividend; acquiring other businesses in exchange for shares of the Corporation's Common Stock; entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; attracting and retaining valuable employees by the issuance of additional stock options including additional shares reserved for future option grants under the Corporation's existing stock plans; raising capital through the sale of Common Stock or securities convertible into Common Stock; and other transactions involving the use of Common Stock. The Corporation at present has no commitments, agreements or undertakings to issue any additional shares for any such purpose.

     The proposed increase in authorized shares of Common Stock would also increase the shares available for issuance under the Rights Plan. The Corporation's Board of Directors adopted the Rights Plan, pursuant to which Common Stock Purchase Rights (the "Rights") were distributed as a Rights dividend on September 11, 1995 at the rate of one Right for each share of Common Stock held as of the close of business on that date. The Rights Plan was adopted by the Corporation's Board of Directors on August 22, 1995 and was designed to prevent an acquirer from gaining control of the Corporation without offering a fair price to all of the Corporation's stockholders. This adoption did not require stockholders' approval. The Rights Plan was not adopted by the Board of Directors in response to any specific offer or threat, but rather is intended to protect the interests of stockholders in the event the Corporation is confronted in the future with takeover tactics. Each Right will entitle holders of Common Stock to buy one share of Common Stock of the Corporation at an exercise price of $130. The Rights will be exercisable only after 10 days following a public announcement that a person or group acquires more than 20% (exempting the stock ownership of Horace H. Irvine II, the founder and Chairman of the Board of the Corporation, and certain related persons or entities) of the Common Stock (the "Stock Acquisition Date"), or 10 business days after such person or group announces a tender or exchange offer which would result in its ownership of 25% or more of the Common Stock, or 10 business days after a person owning 10% or more of the Common Stock is determined by the Board to be an "Adverse

Person," as defined in the Rights Plan. The more-than-20% stockholder threshold described above is not triggered by revocable proxies. Under the Rights Plan, an "Acquiring Person" is defined as a "Beneficial Owner" of more than 20% of Common Stock; however such definition excludes any security the ownership of which arises solely from a revocable proxy given in response to a public proxy or consent solicitation in accordance with the provisions of the Exchange Act and not also reportable on Schedule 13D. If any person or group becomes the beneficial owner of 25% or more of the Corporation's Common Stock except pursuant to a tender offer for all shares at a price that a majority of the independent directors determines to be fair; if a more-than-20% stockholder engages in a merger with the Corporation in which the Corporation survives and its Common Stock remains outstanding and unchanged; if certain other events involving the Corporation and a more-than-20% stockholder occur; or, if under certain circumstances, the Board determines a 10% or more stockholder to be an Adverse Person, then each Right not owned by such person or related parties will entitle its holder to purchase, at the then current exercise price of the Right, Common Stock of the Corporation (or, in certain circumstances as determined by the Board of Directors, including the failure of the stockholders to increase the authorized Common Stock as proposed hereby, a combination of cash, property, Common Stock or other securities or a reduction in the exercise price) having a value of twice the Right's exercise price. In such circumstances, the Corporation may also exchange one share of Common Stock for each Right outstanding. In addition, if the Corporation is involved in a merger or other business combination transaction with another person in which its Common Stock is changed or converted, or sells or transfers more than 50% of its assets or earning power to another person, each Right that has not previously been exercised will entitle its holder to purchase, at the then current exercise price of the Right, shares of Common Stock of such other person having a value of twice the Right's exercise price. In general, the Corporation can redeem the Rights at $0.01 per Right at anytime prior to ten days following the Stock Acquisition Date. The Rights will expire on September 11, 2005, unless earlier redeemed or exchanged. The Rights have certain anti-takeover effects, in that they can cause substantial dilution to a person or group that attempts to acquire a significant interest in the Corporation on terms not approved by the Board of Directors. A copy of the Rights Plan was filed with the Securities and Exchange Commission as an Exhibit to the Company's Report on Form 10-K dated August 22, 1995. A copy of the Rights Plan is available, free of charge from the Corporation. If the stockholders do not approve the proposed Amendment to the Corporation's Restated Articles of Organization, the Rights Plan will remain in effect.

     The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide additional shares to be available for the potential corporate purposes described above and for issuance under the Rights Plan. Although there is no specific number of shares designated for use in the Rights Plan, a large number of authorized but unissued shares of Common Stock available for the stockholders to purchase upon exercise of the Rights increases the Board of Director's flexibility in administering the Rights Plan. The Board of Directors considers the authorization of additional shares of Common Stock advisable for this reason and to ensure the prompt availability of sufficient shares for issuance for other corporate purposes should needs or opportunities arise. The Board of Directors cannot predict the timing, magnitude or purpose of any future issuance of such shares.

ANTI-TAKEOVER CONSIDERATIONS

     If the proposed amendment to the Charter is approved, the Board of Directors will have the authority to issue approximately 34,111,408 additional shares without further stockholder approval. The issuance of additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the corporation's existing stockholders. Issuance of shares of Common Stock under the Rights Plan could be used to make a change in control of the Corporation more difficult or costly by diluting stock ownership of persons seeking to obtain control of the Corporation. The Corporation is not aware, however, of any currently pending or currently threatened efforts to obtain control of the

Corporation, and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.

     The Corporation is subject to applicability of the provisions of Chapter 110F of the Massachusetts General Laws, the so-called Business Combination Statute. Under Chapter 110F, a Massachusetts corporation with over 200 stockholders, such as the Corporation, may not engage in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the Board of Directors prior to becoming an interested stockholder , (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the Board of Directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% of more of the outstanding voting stock of the corporation. A "business combination" includes a merger, a stock or assets sale, and other transactions resulting in a financial benefit to the stockholder.

     The Corporation is subject to applicability of Massachusetts General Laws Chapter 110D, entitled "Regulation of Control Share Acquisitions." In general, this statute provides that any stockholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of a corporation (except in certain transactions) may not vote such stock unless the stockholders of the corporation so authorize. The statute specifically excludes situations where any person acquires the triggering 20% ownership "solely by virtue of a revocable proxy conferring the right to vote." The Board of Directors may amend the Corporation's By-Laws at any time to exclude the Corporation from this statute prospectively. On April 18, 1990, Massachusetts enacted Chapter 156B sec. 50A of the Massachusetts General Laws which, in general, requires that publicly held Massachusetts corporations have a classified board of directors consisting of three classes as nearly equal in size as possible. Once a corporation is subject to the classified board provisions of this statute, directors may be removed by a majority vote of the stockholder only for cause. This statute provides that a corporation may elect to be exempt from the classified board provisions by a vote of its directors. By vote of the Board of Directors, the Corporation has elected to be exempt from the classified board provisions of this statute.

     Any or all of the ability to issue a large number of shares of Common Stock without further stockholder approval, the above provisions of Massachusetts General Laws and the Rights Plan may have the effect of delaying, deferring or preventing changes in control or management of the Corporation.

     Approval of the proposed amendment would require the affirmative vote of a majority of all outstanding shares of Common Stock of the Corporation, whether voting in person or by proxy at the Annual Meeting of Stockholders. The Board of Directors recommends a vote FOR the approval of the amendment to the Corporation's Restated Articles of Organization.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending October 31, 1998. Arthur Andersen LLP has served as the Corporation's auditors and outside accountants since 1966. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The directors recommend a vote FOR ratification of this selection. The ratification of this selection is not required under the laws of the Commonwealth of

Massachusetts, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Corporation must be received at the Corporation's principal executive offices no later than September 25, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                                                      APPENDIX A

                               HADCO CORPORATION

               EMPLOYEE STOCK PURCHASE PLAN OF NOVEMBER 17, 1997

1. Purpose.

     (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Hadco Corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.  Administration.

     (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to an Administrator, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

     (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each Offering of such rights (which need not be identical).

     (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

     (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

     (iv) To amend the Plan as provided in paragraph 13.

     (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     (c) The Board may delegate administration of the Plan to a person or entity to be determined from time to time by the Board (the "Administrator"). If administration is delegated to an Administrator, the

Administrator shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may terminate the Administrator at any time and revest in the Board the administration of the Plan.

3.  Shares Subject to the Plan.

     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate 500,000 shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be new shares or treasury shares.

4.  Grant of Rights; Offering.

     (a) The Board or the Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates the ("Offering Date(s)") selected by the Board or the Administrator. The Board or the Administrator shall establish a date during an Offering (the "Purchase Date") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Administrator shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the memorandum documenting the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     (b) Unless otherwise specified by the Board or the Administrator, there shall be two Offerings under the Plan during each calendar year, the Offering Dates and Purchase Dates, respectively, of each Offering shall be (i) January 1 and June 30, and (ii) July 1 and December 31.

5.  Eligibility.

     (a)Rights may be granted only to employees of the Company or, as the Board or the Administrator may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty
(20) hours per week. An employee who becomes eligible to participate in the Plan after any date on which rights are granted shall be granted rights on the first date of the next Offering on which rights are granted to eligible employees under the Plan. In addition, unless otherwise determined by the Board or the Administrator and set forth in the terms of the applicable Offering, an employee shall not be eligible to be granted rights under the Plan, unless he or she has enrolled in the Plan by delivering to the Company, on a form provided by the Company, a participation agreement, such participation agreement shall only be effective for participation in an Offering if the participation agreement is delivered to the Company no later than two (2) weeks before the Offering or within such other time specified by the Board or the Administrator. Once a participation agreement is executed and delivered to the Company, it shall be operative

(for the immediately succeeding Offering and all subsequent Offerings for which the employee is eligible) unless affirmatively withdrawn by the employee as provided in subparagraph 7(b) hereof.

     (b) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5 (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (c) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (d) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.  Rights; Purchase Price.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage not exceeding ten percent (10%) of such employee's Earnings (as defined in subparagraph 7(a)) during the calendar year, provided however, that the maximum number of shares which may be purchased by any eligible employee during an Offering shall not exceed 500 shares (subject to adjustment pursuant to Section
12).

     (b) In connection with each Offering made under the Plan, the Board or the Administrator may specify a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Administrator shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.  Participation; Withdrawal; Termination.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company on or before the date which is two (2) weeks before the Offering Date, in accordance with paragraph 5(a). Each such agreement shall authorize payroll deductions of not less than one percent (1%) but not more than ten percent (10%) of such employee's Earnings during the calendar year. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k),
Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include bonuses, commissions, overtime pay, incentive pay, profit sharing, and other remuneration paid directly to the employee, but excluding the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Administrator. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may, after the beginning of any Offering, reduce to zero such payroll deductions, but may not make other changes in the payroll deductions during the Offering period.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Administrator in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan, but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his of her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by beneficiary designation as provided in paragraph 14, and otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.  Exercise.

     (a) On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.  Covenants of the Company.

     (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  Use of Proceeds From Stock.

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  Rights as a Shareholder

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.  Adjustments Upon Changes in Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or Administrator, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  Amendment of the Plan.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for rights under the Plan;

          (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under
     Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

          (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

     It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of
Section 423 of the Code.

14.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participantIs account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Termination or Suspension of the Plan.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares subject to the Plan's share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  Withholding of Additional Income Taxes.

     (a) Upon the purchase of any shares pursuant to this Plan, the Company shall withhold taxes in respect of any amounts that constitute compensation includable in gross income. The Board or the Administrator, in its discretion, may condition the purchase of any shares during an Offering on the participant's making satisfactory arrangement for such withholding. Such arrangement may include payment by the participant in cash or check of the amount of withholding taxes or, authorizing the Company to withhold funds from compensation otherwise payable to the participant.

     (b) The Company may also make appropriate arrangements for satisfying withholding obligations in the event of a disqualifying disposition of the Common Stock by a participant. Such arrangements may include conditioning the disposition of the Common Stock by the participant upon the payment to the Company of an amount sufficient to satisfy such withholding requirements.

17.  Notice to Company of Disqualifying Disposition.

     If a participant transfers Common Stock acquired under the Plan within two years after the first business day of the Offering in which such Common Stock was acquired, then the participant shall immediately notify the Company in writing of such transfer. Each participant shall provide any information about such a transfer as may be requested by the Company or an Affiliate in order to assist it in complying with tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its Affiliates.

18.  Effective Date of Plan.

     The Plan shall become effective upon the adoption of enabling resolutions by the Company's Board of Directors (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board or the Administrator, which date may be prior to the Effective Date.

                                  DETACH HERE
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                               HADCO CORPORATION


            Proxy for Annual Meeting of Stockholders, March 4, 1998

                   PROXY ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Horace H. Irvine II and Andrew E. Lietz, and each of them, proxies, with full power of substitution to vote all shares of the stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hadco Corporation to be held on Wednesday, March 4, 1998 at 10:00 a.m. at 100 Federal Street, Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated January 15, 1998, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR FIXING THE NUMBER OF DIRECTORS AND THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2,3 AND 4.


                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

                                                                  -----------
                                                                  SEE REVERSE
                                                                     SIDE
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                                                               DETACH HERE
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      Please mark your
  [X] votes as in this
      example.

      (continued from other side)

      1. To fix the number of Directors at eight and to elect a Board of Directors for the coming year.

         Nominees: Horace H. Irvine II Andrew E. Lietz, Oliver O. Ward,    2. To approve the Hadco Corporation  FOR  AGAINST ABSTAIN
                   Patrick J. Sweeney, Lawrence Coolidge, John F. Smith       Employee Stock Purchase Plan      [ ]    [ ]     [ ]
                   John E. Pomeroy, and James C. Taylor                       of November 17, 1997.

                                FOR          WITHHELD
                                [ ]            [ ]

                                                                           3. To approve an amendment to the    FOR  AGAINST ABSTAIN
        ---------------------------------------------------                   Corporation Restated Articles     [ ]    [ ]     [ ]
        For, except vote withhold from the above nominee(s)                   of Organization to increase
                                                                              the number of authorized shares
                                                                              of Common Stock from 25,000,000
                                                                              shares to 50,000,000 shares

                                                                           4. To ratify the selection of        FOR  AGAINST ABSTAIN
                                                                              Arthur Andersen LLP as auditors   [ ]    [ ]     [ ]
                                                                              for fiscal year ending
                                                                              October 31, 1998.


                                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



                                                                           If signing as attorney, executor, trustee or guardian
                                                                           please give your full title as such


  Signature: ________________________ Date: _______________              Signature: ________________________ Date: _______________


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